AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON AUGUST 28, 1998

                                                    Registration No. 333-_______
--------------------------------------------------------------------------------

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                                   ----------

                                    FORM S-8

                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                   ----------

                            FEDERATED INVESTORS, INC.
             (Exact name of registrant as specified in its charter)

         PENNSYLVANIA                                   25-1111467
(State or other jurisdiction of             (I.R.S. Employer Identification No.)
 incorporation or organization)

   FEDERATED INVESTORS TOWER
    PITTSBURGH, PENNSYLVANIA                             15222-3779
      (Address of principal                              (Zip Code)
        executive offices)



                            FEDERATED INVESTORS, INC.
                            1998 STOCK INCENTIVE PLAN
                            (Full title of the plan)

                                JOHN W. MCGONIGLE
                  EXECUTIVE VICE PRESIDENT AND GENERAL COUNSEL
                            FEDERATED INVESTORS TOWER
                       PITTSBURGH, PENNSYLVANIA 15222-3779
                     (Name and address of agent for service)

                                 (412) 288-1900
          (Telephone number, including area code, of agent for service)

                                 With Copies To:

                                 RICHARD E. WOOD
                           KIRKPATRICK & LOCKHART LLP
                              1500 OLIVER BUILDING
                       PITTSBURGH, PENNSYLVANIA 15222-2312
                                 (412) 355-6500

                         CALCULATION OF REGISTRATION FEE

      TITLE OF                               PROPOSED            PROPOSED         AMOUNT OF
     SECURITIES          AMOUNT TO BE         MAXIMUM             MAXIMUM        REGISTRATION
  TO BE REGISTERED        REGISTERED       OFFERING PRICE        AGGREGATE           FEE
                                            PER SHARE(1)       OFFERING PRICE

Class B Common Stock,   9,267,000 shares       $14.47           $134,093,490       $39,558
no par value per share


      (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h). The fee is calculated on the basis of the average of the high and low prices for Federated Investors, Inc.'s Class B Common Stock as reported on the New York Stock Exchange Composite Tape on August 27, 1998.

--------------------------------------------------------------------------------

                                     PART II
                  INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

    ITEM 3. INCORPORATION OF DOCUMENTS BY REFERENCE.

      The following documents filed by Federated Investors, Inc. (the "Registrant") with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Securities Act"), or the Securities Exchange Act of 1934, as amended (the "Exchange Act"), are incorporated by reference into this Registration Statement: (i) the prospectus (the "Prospectus") filed with the Commission as part of the Registration Statement on Form S-1 (File No. 333-48405), filed on March 20, 1998, as amended by Amendment No. 1, filed on April 17, 1998, Amendment No. 2, filed on April 24, 1998, and Amendment No. 3, filed on April 24, 1998,
    (ii) the Registrant's Quarterly Report on Form 10-Q for the quarters ended March 31, 1998 and June 30, 1998, and (iii) the description of the Registrant's Common Stock contained in the Registrant's Registration Statement on Form 8-A under the Exchange Act, filed on May 11, 1998, including all amendments and reports updating such description.

      All documents subsequently filed by the Registrant with the Commission pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act after the date of this Registration Statement, but prior to the filing of a post-effective amendment to this Registration Statement which indicates that all securities offered by this Registration Statement have been sold or which deregisters all such securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement. Each document incorporated by reference into this Registration Statement shall be deemed to be a part of this Registration Statement from the date of filing of such document with the Commission until the information contained therein is superseded or updated by any subsequently filed document which is incorporated by reference into this Registration Statement or by any document which constitutes part of the prospectus relating to the Federated Investors, Inc. 1998 Stock Incentive Plan (the "Plan") meeting the requirements of Section 10(a) of the Securities Act.

    ITEM 4. DESCRIPTION OF SECURITIES.

      The class of securities to be offered under this Registration Statement is registered under Section 12 of the Exchange Act.

    ITEM 5. INTERESTS OF NAMED EXPERTS AND COUNSEL

      None.

    ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

      Sections 1741 and 1742 of the Pennsylvania Business Corporation Law (the "PBCL") provide that a business corporation shall have the power to indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action or proceeding whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of another domestic or foreign corporation for profit or not-for-profit, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such proceeding, if such person acted in good faith and in a manner he reasonably believed to be in, or not opposed to, the best interests of the corporation, and, with respect to any criminal proceeding, has no reasonable cause to believe his conduct was unlawful. In the case of an action by or in the right of the corporation, such indemnification is limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in connection with the defense or settlement of such action, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the corporation unless, and only to the extent that, a court determines upon application that, despite the adjudication of liability but in view of all the circumstances, such person is fairly and reasonably entitled to indemnity for the expenses that the court deems proper.

      PBCL Section 1744 provides that, unless ordered by a court, any indemnification referred to above shall be made by the corporation only as authorized in the specific case upon a determination that indemnification is proper in the circumstances because the director, officer, employee or agent of the corporation has met the applicable standard of conduct. Such determination shall be made:

          (1) by the Board of Directors by a majority vote of a quorum consisting of directors who were not parties to the proceeding; or

          (2) if such a quorum is not obtainable or if obtainable and a majority vote of a quorum of disinterested directors so directs, by independent legal counsel in a written opinion; or

          (3) by the shareholders.

      Notwithstanding the above, PBCL Section 1743 provides that to the extent that a director, officer, employee or agent of a business corporation is successful on the merits or otherwise in defense of any proceeding referred to above as contained in sections 1741 and 1742, or in defense of any claim therein, such person shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by such person in connection therewith.

      PBCL Section 1745 provides that expenses (including attorneys' fees) incurred by an officer, director, employee or agent of a business corporation in defending any such proceeding may be paid by the corporation in advance of the final disposition of the action or proceeding upon receipt of an undertaking to repay the amount advanced if it is ultimately determined that the director, officer, employee or agent of the corporation is not entitled to be indemnified by the corporation.

      PBCL Section 1746 provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the foregoing provisions is not exclusive of any other rights to which a person seeking indemnification may be entitled under any bylaw, agreement, vote of shareholders or disinterested directors or otherwise both as to action in such person's official capacity and as to action in another capacity while holding office, and that indemnification may be granted under any bylaw, agreement, vote of shareholders or directors or otherwise for any action taken whether or not the corporation would have the power to indemnify the person under any other provision of law and whether or not the indemnified liability arises or arose from any threatened, pending or completed action by or in the right of the corporation, provided, however, that no indemnification may be made in any case where the act or failure to act giving rise to the claim for indemnification is determined by a court to have constituted willful misconduct or recklessness.

      The By-Laws of the Registrant provide that the Directors, officers, agents and employees of the Registrant shall be indemnified as of right to the fullest extent now or hereafter not prohibited by law in connection with any actual or threatened action, suit or proceeding, civil, criminal, administrative, investigative or other (whether brought by or in the right of the Registrant or otherwise) arising out of their service to the Registrant or to another enterprise at the request of the Registrant.

      PBCL Section 1747 permits a Pennsylvania business corporation to purchase and maintain insurance on behalf of any person who is or was a director, officer, employee or agent of the corporation or is or was serving at the request of the corporation as a director, officer, employee or agent of another threatened, pending or completed action or other enterprise, against any liability asserted against such person and incurred by him in any such capacity, or arising out of his status as such, whether or not the corporation would have the power to indemnify the person against such liability under the provisions described above.

      The By-Laws of the Registrant provide that the Registrant may purchase and maintain insurance to protect itself and any Director, officer, agent or employee entitled to indemnification under the By-Laws against any liability asserted against such person and incurred by such person in respect of the service of such person to the Registrant whether or not the Registrant would have the power to indemnify such person against such liability by law or under the provisions of the By-Laws.

      The Registrant maintains directors' and officers' liability insurance covering its Directors and officers with respect to liabilities, including liabilities under the Securities Act of 1933, as amended, which they may incur in connection with their serving as such. Under this insurance, the Registrant may receive reimbursement for amounts as to which the Directors and officers are indemnified by the Registrant under the foregoing By-Law indemnification provision. Such insurance also provides certain additional coverage for the Directors and officers against certain liabilities even though such liabilities may not be covered by the foregoing By-Law indemnification provision.

      As permitted by PBCL Section 1713, the By-Laws of the Registrant provide that no Director shall be personally liable for monetary damages for any action taken, unless such Director's breach of duty or failure to perform constituted self-dealing, willful misconduct or recklessness. The PBCL states that this exculpation from liability does not apply to the responsibility or liability of a Director pursuant to any criminal statute or the liability of a Director for the payment of taxes pursuant to Federal, state or local law. It may also not apply to liabilities imposed upon directors by the Federal securities laws. PBCL Section 1715(d) creates a presumption, subject to exceptions, that a Director acted in the best interests of the corporation. PBCL Section 1712, in defining the standard of care a Director owes to the corporation, provides that a Director stands in a fiduciary relation to the corporation and must perform his duties as a Director or as a member of any committee of the Board in good faith, in a manner he reasonably believes to be in the best interest of the corporation and with such care, including reasonable inquiry, skill and diligence, as a person of ordinary prudence would use under similar circumstances.

    ITEM 7. EXEMPTION FROM REGISTRATION CLAIMED.

      Inapplicable.

    ITEM 8. EXHIBITS.

      The following exhibits are filed herewith or incorporated by reference as part of this Registration Statement:

    EXHIBIT NO.                     DESCRIPTION

      4.01 Restated Articles of Incorporation of Federated Investors, Inc. (incorporated by reference to Exhibit 3.01 to the Registrant's Registration Statement on Form S-4, filed with the Commission on March 20, 1998 (File No. 333-48361))

      4.02 Restated By-laws of Federated Investors, Inc. (incorporated by reference to Exhibit 3.02 to the Registrant's Registration Statement on Form S-4, filed with the Commission on March 20, 1998 (File No.
                  333-48361))

      5.01 Opinion of Kirkpatrick & Lockhart LLP, as to the legality of the shares being registered

      23.01 Consent of Kirkpatrick & Lockhart LLP (included in the Opinion filed as Exhibit 5.1)

      23.02       Consent of Ernst & Young LLP

      23.03       Consent of KPMG Peat Marwick LLP

      24.01 Power of Attorney (set forth on the signature page of this Registration Statement)

      ITEM 9.  UNDERTAKINGS.

            (a)  The undersigned Registrant hereby undertakes:

            (1) To file, during any period in which offers of sales are being made, a post-effective amendment to this Registration Statement:

                            (i) To  include  any  prospectus  required
                  by Section 10(a)(3) of the Securities Act;

                           (ii) To reflect in the prospectus any facts or events
                  arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement;

                          (iii) To include any material information with respect
                  to the plan of  distribution  not previously  disclosed in the
                  Registration Statement or any material change to such information in the Registration Statement;

            Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the Registrant pursuant to Section 13 or Section 15(d) of the Exchange Act that are incorporated by reference in the Registration Statement.

            (2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

            (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

            (b) The undersigned Registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the Registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Exchange Act that is incorporated by reference in the Registration Statement shall be deemed to be a new Registration Statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereto.

                                      * * *

            (h) Insofar as  indemnification  for  liabilities  arising under the
Securities Act may be permitted to directors, officers and controlling persons of the Registrant pursuant to the foregoing provisions, or otherwise, the Registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES

      Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Pittsburgh, Commonwealth of Pennsylvania, on this 28th day of August, 1998.


                                          FEDERATED INVESTORS, INC.


                                          By: /s/ J. Christopher Donahue
                                             -----------------------------------
                                                  J. Christopher Donahue
                                                  President, Chief Executive
                                                  Officer and Director

      KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Thomas R. Donahue his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same with all exhibits thereto, and other documentation in connection therewith, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or his substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

      Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following persons in the capacities and on the date(s) indicated:


            SIGNATURE           CAPACITY                        DATE


/s/ John F. Donahue             Chairman and Director            August 28, 1998
---------------------------
John F. Donahue



/s/ J. Christopher Donahue      President, Chief Executive       August 28, 1998
---------------------------     Officer (Principal Executive
J. Christopher Donahue          Officer) and Director



/s/ John W. McGonigle           Director                         August 28, 1998
---------------------------
John W. McGonigle



/s/ Thomas R. Donahue           Vice President, Chief Financial  August 28, 1998
---------------------------     Officer (Principal Financial
Thomas R. Donahue               and Accounting Officer) and
                                Director



---------------------------
Arthur L. Cherry                Director                         August 28, 1998



                                      II-5


/s/ James F. Getz               Director                         August 28, 1998
---------------------------
James F. Getz



---------------------------     Director                         August 28, 1998
John B. Fisher



/s/ Eugene F. Maloney           Director                        Austust 28, 1998
---------------------------
Eugene F. Maloney




                                      II-6


                                  EXHIBIT INDEX

                                                                                     SEQUENTIAL
EXHIBIT NO.                          DESCRIPTION                                     PAGE NUMBER
-----------                          -----------                                     -----------

    4.01     Restated  Articles  of  Incorporation  of Federated Investors, Inc.
             (incorporated  by  reference  to Exhibit  3.01 to the  Registrant's
             Registration Statement on Form S-4, filed with the Commission on March 20, 1998 (File No. 333-48361))

    4.02     Restated By-laws of  Federated  Investors,   Inc.  (incorporated by          __
             reference  to  Exhibit  3.02  to  the   Registrant's   Registration
             Statement on Form S-4,  filed with the Commission on March 20, 1998
             (File No. 333-48361))

    5.01     Opinion of Kirkpatrick & Lockhart, as to the legality of the shares           9
             being registered

   23.01     Consent of Kirkpatrick & Lockhart  LLP  (included  in  the  Opinion           9
             filed as Exhibit 5.1)

   23.02     Consent of Ernst & Young LLP                                                 10

   23.03     Consent of KPMG Peat Marwick LLP                                             11

   24.01     Power  of  Attorney  (set   forth   on   the signature page of this           6
             Registration Statement)

                                      II-7